Exhibit 99.1

HeartCore Signs Fourth Go IPO Agreement with Metros Development Co.

NEW YORK, NY and TOKYO, JAPAN – November 2, 2022 – HeartCore Enterprises, Inc., (“HeartCore” or the “Company”), a leading software development company, announced that it has signed an agreement with Metros Development Co., Ltd. (“Metros Development”), a Japanese corporation, for its Go IPO consulting service (“Consulting Agreement”). This engagement marks the Company’s fourth Go IPO deal in a six-month period.

As part of the Consulting Agreement, HeartCore will assist Metros Development in its efforts to go public on the Nasdaq Stock Market (“Nasdaq”). Through Go IPO, the Company services clients by assisting throughout the audit and legal firm hiring process, translating requested documents into English, assisting in the preparation of documentation for internal controls required for an initial public offering or de-SPAC, providing general support services, assisting in the preparation of the S-1 or F-1 filing, and more. As compensation for its services, HeartCore expects to generate from Metros Development an aggregate of $500,000 in initial fees. In addition, HeartCore has received a warrant to acquire 3% of Metros Development’s common stock, on a fully diluted basis.

“Thanks to the persistence of our management team and the continued interest of Japanese companies seeking to list on Nasdaq, we have signed our fourth agreement for our Go IPO consulting service to date,” said CEO Sumitaka Yamamoto. “We expect to continue to prudently vet the companies we engage with and look forward to being a dedicated partner as they progress to the next chapter in their corporate history.”

Additionally, previous Go IPO client, AERWINS, the parent company of A.L.I. Technologies Inc., has successfully announced the signing of a definitive agreement for going public via a business combination with Pono Capital Corp., a NASDAQ listed company. With the transaction valuing AERWINS at $600 million and the Company able to acquire 1% of AERWINS’ common stock, on a fully diluted basis, the total value owned by HeartCore is expected to be approximately $6 million if the transaction closes.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward- looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860